Exhibit 10.19

Effective Date:  January 1, 2023

EASTMAN KODAK COMPANY

Sales Executive Compensation Plan

PURPOSE, EFFECTIVE DATE & TERM OF PLAN

General

The Sales Executive Compensation Plan (SECP) (“Plan”) is an annual incentive program for eligible participants. The Plan provides an opportunity to earn payouts based on total Company performance against established metrics. The Executive Chairman and CEO (“CEO”) has the opportunity to perform both positive and negative discretion on payout amounts.

Plan Purpose

Purpose of the Plan is to provide an annual incentive to eligible employees of the Eastman Kodak Company (“Company”) to put forth maximum efforts toward continued growth and success of the Company.

Performance Period

The Performance Period is from January 1 to December 31 except as otherwise determined herein.

Compliance with Code Section 409A (applies to individuals taxable in the United States only)

This Plan is intended to satisfy Code Section 409A, and the terms and conditions of this Plan shall be interpreted and construed accordingly.

PARTICIPATION

Eligibility and participation will be reviewed and authorized annually by the Administrator or his/her designee.

All participants of this Plan are not eligible for any other Company-sponsored incentive compensation plan.

PLAN ADMINISTRATION

The VP of Human Resources, Eastman Kodak Company, shall be the Administrator (“Administrator”) of the Plan. The Administrator shall have such authority as may be necessary or helpful to enable him or her to discharge obligations required by the Plan. Without limiting the generality of the foregoing, the Administrator shall have the exclusive right at any time to construe, implement, prescribe, amend, terminate and administer the Plan and to make any other determinations necessary, appropriate, or advisable for the Plan’s administration. The Administrator will have full discretion with respect to determining all questions of Plan interpretation and the payment of awards and all such decisions shall be final, binding, and conclusive upon all Participants. The Administrator may delegate such ministerial administrative functions, and with appropriate guidance may delegate such discretionary administrative functions, to designated members of Kodak’s Human Resources organization from time to time as the Administrator may consider necessary or convenient.

The Administrator, acting in good faith, is authorized by the Company to modify or delete any part of the Plan for any reason including, without limiting the generality of the foregoing, because he/she deems such part to be inequitable, unsatisfactory or inconsistent with the business objectives of the Company.

Additionally, the Plan Administrator, acting in good faith, is authorized by the Company to modify SECP Awards at any time and for any reason at his/her sole discretion.

SECP METRICS

Plan metrics are agreed to annually between the CEO and VP, Human Resources. Metrics for the appropriate Performance Period are included in Appendix A of this document.

Effective Date:  Januay 1, 2023

SECP AWARD DETERMINATION

The SECP Award amounts (“Award”) are based upon achievement of metrics identified in Appendix A.

The target award amount (“Target”) is calculated as a percentage of base salary at the time the payments are made. Both the target % (“Personal Leverage”) and base salary (“Annual Salary”) are stored in the Human Resource system of record.

Awards are comprised of two payouts:

Mid-Year Award (covers Performance Period of January 1 through June 30): Maximum payout amount is 85% of Target for first half of year (50% of Target * Mid-Year Performance = Mid-Year Award).

Year-End Award (covers Performance Period of January 1 through December 31): Year-End Award will true up for any over-performance above 85% from Mid-Year performance and actual performance against Full Year Target (50% of Target * Mid-Year performance above 85% + Year-End performance = Year-End Award).

The minimum payout amount is 0% (due to 85% threshold) and the maximum payout amount is 135% of target.

SECP AWARD PAYMENTS

All SECP Awards shall be processed in local currency and are subject to applicable statutory withholding requirements. Payments will be processed as part of the normal payroll cycle.

Awards will be paid as soon as administratively practicable after approval of performance against metrics.

EMPLOYMENT STATUS

Generally, a Participant must be employed by the Company on the date the Award is payable in order to be eligible for an award for that year. Any Participant who terminates employment during the year, regardless of the reason for that termination (i.e., whether voluntarily or involuntarily), will not receive an award for the year and the Participant will be removed from the Plan.

Participants who terminate prior to date of the Award payment due to retirement under a Company sponsored retirement plan, or termination under an approved separation program or due to death, remain eligible to be considered for a pro-rated award based on their length of service during the year. In these cases, any Award earned will be paid at the normal time of payout based on the Participant’s base salary and percent target Award at the time of termination.

Awards will be determined based on Mid-Year and Year-End Award timing, but Target will be pro-rated based on length of time actively employed by Company.

RECOVERY OF OVERPAYMENTS

Any SECP Award overpayment that results from an administrative error in the calculation of the Award amount shall be collected back from the Participant.

In the case where an employee has been overpaid their regular salary due to an administrative error, overpayment can be collected through the SECP Award if applicable.

Effective Date:  January 1, 2023

MISCELLANEOUS

No Assignability

No Awards under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor shall any Award be payable to anyone other than the Participant to whom it was granted.

Amendments to Awards

The Administrator may at any time unilaterally amend any unearned or unpaid Award, including, but not by way of limitation, SECP Awards earned but not yet paid, to the extent it deems appropriate; provided, however, it will exercise this authority in compliance with the requirements of Code section 409A.

No Right to Continued Employment or Grants

Participation in the Plan shall not give a Participant any right to remain in the employ of the Company. Kodak or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any employee at any time.

Amendment/Termination

The Administrator may suspend or terminate the Plan at any time with or without prior notice. Termination of the Plan will not accelerate payment of awards unless such acceleration is permissible under Code section 409A and the Administrator, in his or her sole discretion, authorizes such acceleration. In addition, the Administrator may, from time to time and with or without prior notice, amend the Plan in any manner subject to Code section 409A.

Entire Plan

This Plan document contains the full terms and conditions of the Plan for Plan Participants. This document specifically supersedes any Plan descriptions described previously in other documents or papers and any prior oral statements made to persons participating in this Plan.

Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by other applicable Law, without giving effect to its conflicts of law provisions.

No Right, Title, or Interest in Company Assets

To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All SECP Awards granted under the Plan shall be unfunded.

No Guarantee of Tax Consequences

No person connected with the Plan in any capacity, including, but not limited to, Kodak and its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

Effective Date:  January 1, 2023

Appendix A

Plan Metrics

______ Performance Period Metric: ________

●	Mid-Year Target: $__________
●	Total Annual Target: $__________

To qualify for a Mid-Year Payment, total actual revenue must be at least 85% of the Mid-Year Target.  Payment amount will not exceed 85% for Mid-Year Payment calculation.

Year-end payment will true-up based on performance against Total Annual Target and over-performance (above 85%) from Mid-Year Target.

Effective Date:  January 1, 2023

Sales Executive Compensation Plan Individual Payout Opportunity

Participant:

Title:

Annual Salary:

Target Annual Bonus %:

Target Annual Bonus $:

Annual Payout at Threshold (85%):

Annual Payout at Target:

Annual Payout at Maximum: